Exhibit 99.1

Finisar Corporation	Optium Corporation
1389 Moffett Park Drive	200 Precision Road
Sunnyvale, CA 94089	Horsham, PA 19044
www.finisar.com	www.optium.com

NEWS RELEASE

Contacts:
Steve Workman	Dave Renner
CFO	CFO
Finisar Corporation	Optium Corporation
408-548-1000	267-803-3800

Victoria McDonald	Veronica Rosa
Director, Corporate Communications	Director, Investor and Public Relations
Finisar Corporation	Optium Corporation
408-542-4261	267-803-3801
victoria.mcdonald@finisar.com	vrosa@optium.com

Finisar and Optium Agree to Combine in All-Stock Merger

Both Companies Expect to Report Record Revenues for Most Recent Quarter

Sunnyvale, CA, and Horsham, PA — (Market Wire) May 16, 2008 — Finisar Corporation (NASDAQ:FNSR) and Optium Corporation (NASDAQ:OPTM) jointly announced today that they have entered into a definitive agreement under which the two companies will be combined through an all-stock merger, creating the world’s largest supplier of optical components, modules and subsystems for the communications industry.  The combined company will leverage Finisar’s leadership position in the storage and data networking industries and Optium’s leadership position in the telecommunications and CATV industries.

Both companies also jointly announced today that they expect to report new record revenues for their most recent quarters.

Overview of Strategic Combination

•                  Creates the world’s largest supplier of optical components, modules and subsystems to the communications industry with the broadest product portfolio;

•                  Generates new growth opportunities in attractive end markets;

•                  Broadens core customer relationships with complementary product portfolios;

•                  Enhances global manufacturing flexibility combining low cost/high volume and mass customization expertise;

•                  Creates unparalleled combined R&D resources with enhanced ability to innovate and bring new products to market;

•                  Transaction expected to be accretive to non-GAAP earnings on a run-rate basis one year from closing;

•                  Estimated annualized pre-tax cost synergies of approximately $10-$15 million;

•                  Jerry Rawls to remain executive Chairman of Finisar’s board; Eitan Gertel to become President and CEO.

Finisar to Merge with Optium

Based on the twelve months through January 2008 reported by each company, the combined company had revenues of approximately $554 million.  Based on revenues expected to be reported for the most recent quarter, annualized revenues for the combined company would total approximately $660 million.  The combined company will have approximately 5,000 employees world-wide.

“This combination leverages the unique strengths of both companies,” said Eitan Gertel, Chairman and CEO of Optium Corporation.  “In combining with Finisar, we will unleash a powerful opportunity to create added shareholder value through breadth of product, enhanced customer support and manufacturing flexibility.  With little product overlap, the proposed combination will complement both companies by providing more choice for customers, best-in-class technologies, focused technology innovation and cost efficiencies to meet our customers’ requirements.  Customers and employees will be treated with the utmost care in combining our two companies.”

“We are excited to combine with a successful company like Optium,” said Jerry Rawls, Chairman, President and CEO of Finisar Corporation.   “Given the scale required to be competitive in meeting global customer needs, consolidation in the optical space is long overdue.  In Optium, we have found the perfect partner.  Optium has strong product technologies addressing some of the fastest growth markets in our industry.  In addition, Optium’s fabless manufacturing model will allow us to more readily capture the benefits of scale, while maintaining effective resources to serve customized technology requirements.  More importantly, we believe both companies share a common culture that strives for innovation while exceeding customer expectations.”

Meaningful cost synergies totaling approximately $10-$15 million are expected from the combination, with the substantial majority expected on a run-rate basis one year from the closing.  Economies of scale associated with a larger purchasing base, rationalization of the combined infrastructure and manufacturing flexibility driven by Finisar’s vertical integration and Optium’s highly automated in-house manufacturing capabilities are all expected to contribute to these cost synergies.  The transaction is expected to be accretive to earnings per share on a non-GAAP basis in one year post-closing.

The combination is also expected to generate revenue synergies as a result of having complementary product portfolios with substantial cross-selling opportunities.  Together, the combined company will offer the broadest portfolio of optical communications products to equipment manufacturers.

Transaction Details

Under the terms of the merger agreement, which has been approved by the boards of directors of both companies, Optium stockholders will receive 6.262 Finisar shares for each Optium share they own.  Optium options and warrants will represent a corresponding right to acquire a number of Finisar shares based on the exchange ratio.  Finisar is expected to issue approximately 160 million common shares in the proposed combination.  Upon completion of the combination, Finisar shareholders will own approximately 65% of the combined company and Optium shareholders will own approximately 35% of the combined company. Shares of the combined company will continue to trade on the NASDAQ Select Market under the symbol:

FNSR.  The combination is intended to qualify as a tax-free reorganization for Federal income tax purposes.

Upon the closing of the combination, Finisar’s board of directors will be reconstituted to include three new directors who are currently members of Optium’s board.  Jerry Rawls, Chairman, President and CEO of Finisar, will remain as the executive Chairman of Finisar’s board.  Eitan Gertel, Chairman, President and CEO of Optium, will become Finisar’s President and CEO and will join Finisar’s board along with Morgan Jones and Chris Crespi.

The proposed combination is subject to the approval of both companies’ stockholders.  Certain directors and executive officers of each company, as well as certain affiliates, have signed agreements to vote their shares in favor of the proposed combination. These agreements apply to approximately 7% of Finisar’s and 34% of Optium’s outstanding shares, respectively.

The proposed combination is also subject to customary conditions including required regulatory and other approvals.  The combination is expected to close in the third calendar quarter of 2008.

Oppenheimer & Co. is acting as Finisar’s exclusive financial advisor and DLA Piper US LLP is acting as Finisar’s legal counsel.  Morgan Stanley & Co. is acting as Optium’s exclusive financial advisor and Goodwin Procter LLP is acting as Optium’s legal counsel.

Finisar and Optium will each be filing the full text of the merger agreement with the Securities and Exchange Commission (the “SEC”) on Form 8-K within four business days of the date of this release.  Investors and security holders of each company are urged to review those filings for the full terms of the proposed combination.

Both Companies Expect to Report Record Revenues for Their Most Recent Quarters

Finisar announced today that its total revenues for the fourth fiscal quarter ended April 30, 2008 are expected to be approximately $120 million, a new record for the company.  Finisar expects to announce its fourth fiscal quarter and full fiscal year end results on June 12, 2008 (see www.Finisar.com).

Optium announced today that its total revenues for the third quarter ended May 2, 2008 are expected to be approximately $45 million, also a new record for the company.  Optium expects to announce its third quarter results on June 5, 2008 (see www.Optium.com).

Teleconference and Webcast Information

Finisar and Optium will jointly host a conference call for the financial community at 9 a.m. EDT/6 a.m. PDT May 16, 2008 to discuss this announcement.  The companies will also provide a webcast of the teleconference on the Investor Relations pages of their respective websites, at www.Finisar.com and www.Optium.com.  A joint slide presentation to be used in the conference call will be filed by each company with the SEC and posted to the investor relations page of each company’s website prior to the conference call. The webcast replay will be available on these sites within two days and will continue to be available through June 30, 2008.  Investors and other interested parties can also access the conference call via telephone by dialing (877) 440-5791 (toll free) or (719)-325-4922 (international).  A dial-in replay of the conference call will become available at the same time as the webcast replay and be accessible until midnight May

31, 2008.  The dial-in replay number is (888) 203-1112 or (719) 457-0820 and the access code is 6055114.

About Finisar

Finisar Corporation (Nasdaq: FNSR) is a technology leader for fiber optic components and subsystems and network test and monitoring systems. These products enable high-speed data communications for networking and storage applications over Gigabit Ethernet Local Area Networks (LANs), Fibre Channel Storage Area Networks (SANs), and Metropolitan Area Networks (MANs) using Fibre Channel, IP, SAS, SATA and SONET/SDH protocols. The Company’s headquarters is in Sunnyvale, CA, USA. Finisar has approximately 4,500 employees.  For more information, visit http://www.Finisar.com.

About Optium

Optium Corporation (Nasdaq: OPTM) is a leading designer and manufacturer of high-performance optical subsystems supporting core to the edge applications for use in telecommunications and cable TV network systems. Optium’s broad suite of optical transport solutions features fixed and wavelength agile 10Gb/s and 40Gb/s transceivers and subsystems, 10Gb/s pluggable transceivers, cable TV trunking and distribution subsystems and Optium’s next generation WSS ROADM product line. Quoted on the NASDAQ Global Market under the symbol “OPTM,” Optium is headquartered in Horsham, PA and has offices in Sydney, Australia and Nes Ziona, Israel.  Optium has approximately 400 employees.  For more information, visit http://www.Optium.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements related to the anticipated consummation of the proposed combination of Finisar and Optium, the benefits of the proposed combination, the future financial performance of Finisar after the proposed combination and each company’s expected reported revenues for its latest quarter.  All forward-looking statements included in this press release are based on information available to Finisar and Optium as of the date of this press release and current expectations, forecasts and assumptions of each company.  Forward-looking statements involve risks and uncertainties which could cause actual results to differ materially from those anticipated.  In the case of each company’s expected revenues for its latest quarter, these risks and uncertainties include adjustments to preliminary financial results that may result from the completion of the normal quarterly financial reporting process.  In the case of the proposed combination of Finisar and Optium, these risks and uncertainties include the risk that the proposed combination may not close, including the risk that the requisite stockholder and regulatory approvals may not be obtained;  difficulties that may be encountered in integrating the combined businesses and realizing the potential synergies of the proposed combination; risks associated with the rapidly evolving markets for both companies’ products, the  historical dependence of each company on a limited number of customers, and fluctuations in the mix of products and customers in any period; the risks associated with ongoing new product development, and introduction of new and enhanced products; the challenges of rapid growth followed by periods of contraction;  intensive competition; and the other risks and uncertainties faced by each company, as reported in their most recent respective Forms 10-K, Forms 10-Q and other filings with the  SEC.  No forward-looking statements in this press release or those filings should  be relied upon as representing Finisar’s or Optium’s views or expectations as of any subsequent date and neither company undertakes any obligation to revise or update any such forward-looking statement to reflect events or circumstances that may arise after the statement was made.

Important Additional Information

In connection with the proposed combination of Finisar and Optium, Finisar plans to file with the SEC a Registration Statement on Form S-4 containing a Joint Proxy Statement/Prospectus and Optium plans to file with the SEC the same Joint Proxy Statement/Prospectus.  The definitive Joint Proxy Statement/Prospectus will be mailed to the stockholders of Finisar and Optium after clearance with the SEC.   Each company will also file with the SEC from time to time other documents relating to the proposed combination.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE JOINT PROXY STATEMENT/PROSPECTUS WHEN IT IS FILED WITH THE SEC, AND OTHER DOCUMENTS FILED BY EITHER FINISAR OR OPTIUM WITH THE SEC RELATING TO THE PROPOSED COMBINATION WHEN THEY ARE FILED, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED COMBINATION.

Copies of the documents filed with the SEC by Finisar or Optium may be obtained free of charge from the SEC website maintained at www.sec.gov.  In addition, Finisar’s SEC filings may be obtained free of charge from Finisar’s website (www.Finisar.com) or by calling Finisar’s Investor Relations department at 408-542-5050 and Optium’s filings may be obtained free of charge from Optium’s website (www.Optium.com) or by calling Optium’s Investor Relations department at 267-803-3801.

Each of Finisar and Optium, and its respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from that company’s respective stockholders in connection with the proposed combination.  Information about the directors and executive officers of Finisar (including their respective ownership of Finisar shares) is contained in Finisar’s annual meeting proxy statement filed with the SEC on February 21, 2008 and available free of charge in the manner described above.  Information about the directors and executive officers of Optium (including their respective ownership of Optium shares) is contained in Optium’s annual meeting proxy statement filed with the SEC on November 13, 2007and available free of charge in the manner described above.  Additional information regarding the interests of such participants in the proposed combination will be included in the Joint Proxy Statement/Prospects and the other documents filed by each company with the SEC relating to the proposed combination (when filed).

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